As filed with the Securities and Exchange Commission on July 7, 2021

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KALEYRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3027430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Via Marco D’Aviano, 2

Milano MI, Italy 20131

+39 02 288 5841

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kaleyra, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Dario Calogero

Chief Executive Officer and President

Kaleyra, Inc.

Via Marco D’Aviano, 2

Milano MI, Italy 20131

+39 02 288 5841

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey C. Selman, Esq.

Benjamin G. Griebe, Esq.

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105

(415) 615-6095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filed	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value	4,000,000	$12.35	$49,400,000.00	$5,389.54

(1)

Represents shares of common stock, par value $0.0001 per share (the “Common Stock”) that were added to the shares authorized for issuance under the Plan as approved by the Board and stockholders of the Company.

(2)

The proposed maximum offering price is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon average of the high and low sale prices of the Common Stock as reported by the NYSE American on July 1, 2021.

EXPLANATORY NOTE

This Registration Statement has been filed by Kaleyra, Inc. (the “Registrant”) to register 4,000,000 additional shares of common stock to be offered pursuant to the Kaleyra, Inc. 2019 Equity Incentive Plan (the “Plan”) as approved by the Board of Directors of the Registrant on February 18, 2021 and by the stockholders of the Registrant at a special meeting held on May 27, 2021.

Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-235575), filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2019 (the “2019 Registration Statement”). Additional shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-237871), filed with the Commission on April 28, 2020 (the “2020 Registration Statement”) and that Registration Statement on Form S-8 (File No. 333- 252905), filed with the Commission on February 9, 2021 (the “2021 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2019 Registration Statement, the 2020 Registration Statement and the 2021 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 16, 2021;
•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the Commission on May 10, 2021;
•	The Registrant’s Current Report on Form 8-K filed with the Commission on April 20, 2021, May 28, 2021, June 7, 2021 (as amended on June 21, 2021) and June 8, 2021; and
•

The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 0001-38320), filed with the Commission on November 25, 2019 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Second Amended and Restated Certificate of Incorporation of Kaleyra, Inc.		8-K	12/02/2019	001-38320

4.2	Amended and Restated Bylaws of Kaleyra, Inc.		8-K	12/02/2019	001-38320

4.3	Specimen Common Stock Certificate		8-K	12/02/2019	001-38320

4.4	Amended and Restated Kaleyra, Inc. 2019 Equity Incentive Plan	X

5.1	Opinion of DLA Piper LLP (US)	X

23.1	Consent of BPM LLP, Independent Registered Public Accounting Firm	X

23.2	Consent of Eide Bailly LLP	X

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on signature page to this Registration Statement)	X

99.1	Consolidated Financial Statements of Vivial Networks LLC as of December 31, 2020 and 2019 and for the years ended December 31, 2020, and 2019; and Independent Auditor’s Report.		S-4	5/06/21	333-255026

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milan, Italy, on this 7th day of July, 2021.

KALEYRA, INC.

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dario Calogero and Giacomo Dall’Aglio and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dario Calogero Dario Calogero	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 7, 2021

/s/ Giacomo Dall’Aglio Giacomo Dall’Aglio	Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2021

/s/ Avi S. Katz Dr. Avi S. Katz	Chairman of the Board of Directors	July 7, 2021

/s/ Neil Miotto Neil Miotto	Director	July 7, 2021

/s/ John Mikulsky John Mikulsky	Director	July 7, 2021

/s/ Emilio Hirsch Emilio Hirsch	Director	July 7, 2021

/s/ Matteo Lodrini Matteo Lodrini	Director	July 7, 2021